UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2010
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

810 West Maude Avenue
Sunnyvale, CA    94085
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 31, 2010, 8x8, Inc. (the "Company") held its annual meeting of stockholders at which stockholders voted on and approved each of the following proposals:

  Proposal 1. Election of Guy L. Hecker, Jr., Bryan R. Martin, Christopher McNiffe, Joe Parkinson and Donn Wilson to serve as directors until the next annual meeting of stockholders.
  Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2011.

Voting results were as follows:

  Proposal 1 - Election of Directors.
	For	Withheld	Broker Non-Vote
Guy L. Hecker, Jr.	14,537,157	1,581,288	36,077,373
Bryan R. Martin	14,591,479	1,526,966	36,077,373
Christopher McNiffe	14,565,017	1,553,428	36,077,373
Joe Parkinson	14,359,767	1,758,678	36,077,373
Donn Wilson	14,462,043	1,656,402	36,077,373
  Proposal 2 - Ratification of Independent Registered Public Accounting Firm.
For	Against	Abstain	Broker Non-Vote
45,134,260	6,789,515	272,043	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2010

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer, President and Secretary